UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2008

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2008, Hana Biosciences, Inc. (the “Company”) and Fred L. Vitale, the Company’s Chief Business Officer, entered into a separation and release agreement (the “Agreement”) pursuant to which Mr. Vitale resigned his employment with the Company. Under the Agreement, and in lieu of any compensation that was otherwise payable to Mr. Vitale’s employment agreement with the Company dated January 25, 2004 (as amended), the Company agreed to pay to Mr. Vitale a lump sum cash payment of $166,667 and to continue Mr. Vitale’s medical insurance coverage for up to 6 months or until he obtains new coverage, whichever is earlier. Under the Agreement, each party also generally released the other from all claims each may have against the other.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: January 25, 2008	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

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